UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007
TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States	000-52313	62-0474417
created by an act of Congress	Commission file	(I.R.S. Employer Identification No.)
(State or other jurisdiction of	number
incorporation or organization)

400 W. Summit Hill Drive	37902
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)
(865) 632-2101
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 11, 2007, President George W. Bush announced the nomination of three individuals to serve on the TVA Board of Directors. Two of these individuals, Bishop William H. Graves of Memphis, Tennessee, and Susan Richardson Williams of Knoxville, Tennessee, are currently TVA Directors and have been nominated for new terms. The third individual is Thomas C. Gilliland of Blairsville, Georgia. Mr. Gilliland, age 59, is Executive Vice President, Secretary, General Counsel, and Director for United Community Banks, Inc., a bank holding company with assets of approximately $8.0 billion. He has been with that company since 1992. If confirmed by the Senate, Mr. Gilliland’s term would expire in 2011, and the terms of Bishop Graves and Ms. Williams would expire in 2012. The confirmation hearings have not yet been scheduled .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority (Registrant)
Date: July 12, 2007	/s/ Tammy W. Wilson
Tammy W. Wilson
Interim Vice President and Treasurer